Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

Dated as of 10:00 A.M. CST, October 31, 2011

among

GULFPORT ENERGY CORPORATION,

as Borrower,

THE BANK OF NOVA SCOTIA,

as Administrative Agent

and

L/C Issuer and Lead Arranger,

and

AMEGY BANK NATIONAL ASSOCIATION,

as Syndication Agent

and

KEYBANK NATIONAL ASSOCIATION and SOCIÉTÉ GÉNÉRALE,

as Co-Documentation Agents

and

The Other Lenders Party Hereto

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Second Amendment to Credit Agreement,” or this “Amendment”) is entered into effective as of the Effective Date as defined below, among GULFPORT ENERGY CORPORATION, a Delaware corporation (“Borrower”), THE BANK OF NOVA SCOTIA, as Administrative Agent and L/C Issuer (the “Administrative Agent”), and the financial institutions executing this Amendment as Lenders.

R E C I T A L S

A. Borrower, the financial institutions signing as Lenders thereto and Administrative Agent are parties to a Credit Agreement dated as of September 30, 2010, and as amended by a First Amendment to Credit Agreement among Borrower, the financial institutions signing as Lenders thereto and Administrative Agent dated as of May 3, 2011 (collectively, the “Original Credit Agreement”).

B. Borrower has requested certain amendments to the Original Credit Agreement. Accordingly, the parties desire to amend the Original Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms. All terms used herein that are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Oil and Gas Mortgages, Affidavit of Payment of Trade Bills, Property Certificate, Reconciliation Schedule and Title Indemnity Agreement to the “Credit Agreement” and in the Credit Agreement and the other Loan Documents to the “Agreement” shall mean the Original Credit Agreement, as amended by this Amendment, as the same may hereafter be amended from time to time, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by the Modification Papers, as the same may hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:

“Agent-Related Person”: See Section 7(a)(iii).

“Credit Agreement” means the Original Credit Agreement, as amended by this Amendment.

“Effective Date” means 10:00 A.M. CST on October 31, 2011.

“Modification Papers” means this Amendment and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2. Conditions Precedent. The obligations and agreements of Lenders as set forth in this Amendment are subject to the satisfaction, unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

A. Second Amendment to Credit Agreement. This Amendment to Credit Agreement shall be in full force and effect.

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B. Fees and Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.

C. Representations and Warranties. All representations and warranties contained herein or in the other Modification Papers or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties have been made on and as of the Effective Date, or if made as of a specific date, as of such date.

3. Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Original Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order to read in their entirety as follows:

“‘Fronting Exposure’ means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by the L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.”

“‘Minimum Collateral Amount’ means, at any time, with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time.”

“‘Non-Defaulting Lender’ means, at any time, each Lender that is not a Defaulting Lender at such time.”

“‘Proved Reserves’ means ‘Proved Reserves’ as defined in the Reserve Definitions.”

“‘Reserve Definitions’ means, at any time, the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at such time and acceptable to the Agent.”

(b) Section 1.01 of the Original Credit Agreement is hereby amended by deleting each of the definitions of “‘Cash Collateral’ and ‘Cash Collateralize’”, “Change in Law”, “Defaulting Lender” and “Projected Oil and Gas Production” and replacing each such definition with the following definitions to read in their entirety as follows:

“‘Cash Collateralize’ means to pledge and deposit with or deliver to Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances, or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to Administrative Agent and the L/C Issuer (which documents are hereby consented to by Lenders). “Cash Collateral” shall have a corresponding meaning.”

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“‘Change in Law’ means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.”

“‘Defaulting Lender’ means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the

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United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer and each Lender.”

“‘Projected Oil and Gas Production’ means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by a Loan Party which are located in or offshore of the United States and which have attributable to them Proved Reserves, as such production is projected in the most recent Reserve Report delivered to Agent, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that have not been reflected in such report but that are reflected in a separate or supplemental reports acceptable to Agent.”

(c) Section 2.03(g) of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“(g) Cash Collateral. Upon the request of Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.04, 2.14, 2.15 and 9.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. Borrower hereby grants to Administrative Agent, for the benefit of the L/C Issuer and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Administrative Agent.”

(d) Section 2.12(ii) of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).”

(e) The Original Credit Agreement is hereby amended by amending Section 2.14 thereof to read in its entirety as follows and by adding a new Section 2.15 thereto which reads in its entirety as follows:

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“2.14 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of Administrative Agent or the L/C Issuer (with a copy to Administrative Agent), Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of the L/C Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.14 or Section 2.15 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.15, the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided, further, that to the extent that such Cash Collateral was provided by Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

2.15 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

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(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any commitment fee under Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C) With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause such Non-Defaulting Lender’s Applicable Percentage of the Outstanding Amount to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may

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include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, the L/C Issuer shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(f) Section 8.08 of the Original Credit Agreement is hereby amended to read in its entirety as follows:

“8.08. Forward Sales Contracts. Enter into any Forward Sales Contract, except a Forward Sales Contract which meets the following parameters: (1) no such contract has a term of more than 36 months; (2) the aggregate monthly production covered by all such contracts for any single month, plus, except as related to put and floor options, the aggregate of production under all Swap Contracts for any single month, do not exceed the limitations set forth in Section 8.09(a)(2) hereof; (3) no such contract requires Borrower to put up any money, assets, or other security against the event of its nonperformance prior to actual default by Borrower in performing its obligations thereunder; (4) no such contract (other than a Lender Forward Sales Contract) shall be secured, and (5) each such contract is with (i) a Lender or an Affiliate of a Lender or (ii) an unsecured counterparty who at the time of the contract maintains a minimum debt rating of BBB or Baa2 as determined either by Standard & Poor’s Corporation or Moody’s Investors Service, Inc. and is otherwise acceptable to Agent.”

(g) Section 8.09(a) of the Original Credit Agreement is hereby amended to read in its entirety as follows:

“(a) Commodity Contracts. Contracts entered into with the purpose and effect of fixing prices on oil and gas expected to be produced by Borrower, provided that at all times:

(1) no such contract fixes a price for a term of more than 36 months;

(2) except as related to put and floor options,

(i) with respect to the 24-month period commencing on the first day of the calendar month immediately after the receipt by Agent of a Reserve Report under Section 4.02 hereof or internally-prepared engineering data under Section 4.03 hereof, as applicable, and to the extent such period is covered by such contracts, the aggregate monthly production covered by all such contracts (as determined, in the case of contracts that are not settled on a monthly basis, by a

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monthly proration acceptable to Agent) for any single month, plus the aggregate of production covered by all Forward Sales Contracts for any single month, do not in the aggregate exceed the lesser of:

(A) 75% of Borrower’s aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of Borrower’s business for such month, and

(B) 90% of Borrower’s aggregate actual oil and gas production for the month immediately preceding date such Reserve Report or such internally-prepared engineering data is delivered to Agent hereunder, as applicable, which shall be deemed to apply to such month; and

(ii) with respect to the 12-month period following the expiration of the period described in clause (a)(2)(i) above and to the extent such period is covered by such contracts, the aggregate monthly production covered by all such contracts (as determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month, plus the aggregate of production covered by all Forward Sales Contracts for any single month, do not in the aggregate exceed the lesser of:

(A) 50% of Borrower’s aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of Borrower’s business for such month, and

(B) 75% of Borrower’s aggregate actual oil and gas production for the month immediately preceding date such Reserve Report or such internally-prepared engineering data is delivered to Agent hereunder, as applicable, which shall be deemed to apply to such month;

(3) no such contract (other than a Lender Swap Contract) requires Borrower to put up money, assets, or other security against the event of its nonperformance prior to actual default by Borrower in performing its obligations thereunder; and

(4) each such contract is with (i) a Lender or an Affiliate of a Lender or (ii) an unsecured counterparty who at the time of the contract maintains a minimum debt rating of BBB or Baa2 as determined either by Standard & Poor’s Corporation or Moody’s Investors Service, Inc. and is otherwise acceptable to Agent.

At all times, clause (a)(2) above shall be deemed to refer to the most recent Reserve Report or internally-prepared engineering data received by Agent under Section 4.02 or 4.03 hereof, as applicable.”

(h) Section 10.03(b) of the Original Credit Agreement is hereby amended to read in its entirety as follows:

“(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents);

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provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and”

(i) Section 11.06(b)(v) of the Original Credit Agreement is hereby amended to read in its entirety as follows:

“(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).”

(j) A new subsection Section 11.06(b)(vii) of the Original Credit Agreement is hereby added the Original Credit Agreement to read in its entirety as follows:

“(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.”

(k) The last full paragraph of Section 11.06(b) of the Original Credit Agreement is hereby amended to read in its entirety as follows:

“Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04

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with respect to facts and circumstances occurring prior to the effective date of such assignment, provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.”

(l) Section 11.08 of the Original Credit Agreement is hereby amended by adding the following proviso at the end of the first sentence thereof:

“; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the L/C Issuer, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off.”

(m) The first three clauses of the first sentence of Section 11.14 of the Original Credit Agreement are hereby amended and replaced with the following:

“If any of the following occur:

(i) any Lender or any Participant request compensation under Section 3.04,

(ii) Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender or Participant pursuant to Section 3.01,

(iii) any Lender is a Defaulting Lender, or

(iv) any Lender does not vote in favor of an amendment or waiver that requires the consent or vote of each of the Lenders and is approved by the Required Lenders,”

4. Waiver. Notwithstanding the 75% limit set forth in Section 8.09(a) of the Credit Agreement, the Lenders hereby consent to the Borrower exceeding such limit at any time prior to the Effective Date and waive such limitation prior to the Effective Date. Except as expressly waived herein, all covenants, obligations and agreements of Borrower contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.

5. Certain Representations. Borrower represents and warrants that, as of the Effective Date: (a) Borrower has full power and authority to execute the Modification Papers and the Modification Papers constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 11

by, notice to, or filing with, any Governmental Authority or other Person is required for the execution, delivery and performance by Borrower thereof. In addition, Borrower represents that after giving effect to this Amendment, all representations and warranties contained in the Original Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.

6. No Further Amendments. Except as previously amended in writing or as amended hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

7. Acknowledgments and Agreements. Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, Administrative Agent , L/C Issuer and each Lender do hereby adopt, ratify and confirm the Original Credit Agreement, as amended hereby, and acknowledge and agree that the Original Credit Agreement, as amended hereby, is and remains in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Original Credit Agreement, as amended hereby, and under the Loan Documents, are not impaired in any respect by this Amendment.

8. Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Administrative Agent now has or may have in the future under or in connection with the Original Credit Agreement and the Loan Documents, each as amended and waived hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

9. Confirmation of Security. Borrower hereby confirms and agrees that all of the Collateral Documents which presently secure the Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Obligations as described in the Original Credit Agreement as modified by this Amendment.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

11. Incorporation of Certain Provisions by Reference. The provisions of Section 11.15. of the Original Credit Agreement captioned “Governing Law, Jurisdiction; Etc.” and Section 11.16. of the Original Credit Agreement captioned “Waiver of Right to Trial by Jury” are incorporated herein by reference for all purposes.

12. Entirety, Etc. This Amendment and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT, THE OTHER MODIFICATION PAPERS AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 12

[This space is left intentionally blank. Signature pages follow.]

SECOND AMENDMENT TO CREDIT AGREEMENT – Page 13

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER

GULFPORT ENERGY CORPORATION

By:	/s/ Michael G. Moore
Name: Michael G. Moore
Title: VP and CFO

SECOND AMENDMENT TO CREDIT AGREEMENT – Signature Page

ADMINISTRATIVE AGENT

THE BANK OF NOVA SCOTIA,
as Administrative Agent

By:	/s/ Marc Graham
Name: Marc Graham
Title: Director

LENDER

THE BANK OF NOVA SCOTIA

By:	/s/ Marc Graham
Name: Marc Graham
Title: Director

SECOND AMENDMENT TO CREDIT AGREEMENT – Signature Page

LENDER

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ David T. Helffrich, III
Name: David T. Helffrich, III
Title: Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT – Signature Page

LENDER

KEYBANK NATIONAL ASSOCIATION

By:	/s/ David Morris
Name: David Morris
Title: Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT – Signature Page